Exhibit 99.1

National Bank Holdings Corporation Announces

Record Third Quarter 2020 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)
	3Q20	2Q20	3Q19	3Q20	2Q20	3Q19
Net income ($000's)	$27,893	$17,705	$21,642	$28,224	$19,015	$22,331
Earnings per share - diluted	$0.90	$0.57	$0.69	$0.91	$0.62	$0.71
Return on average tangible assets(2)	1.76%	1.16%	1.51%	1.78%	1.25%	1.56%
Return on average tangible common equity(2)	16.49%	10.98%	13.68%	16.69%	11.78%	14.11%

(1)	See non-GAAP reconciliation starting on page 14.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “Despite the challenges presented in 2020, we delivered record quarterly earnings of $0.90 per diluted share and record-breaking fee income. We are prudently supporting our clients and ensuring the safety and soundness of our bank all while maintaining excellent credit quality with annualized net charge-offs of just four basis points.”

Mr. Laney added, “I am proud of our teammates tireless efforts to support our clients and communities, and we are honored to be recognized as the Small Business Association’s Colorado 2020 Job Creation Lender of the Year. We feel confident that our strong Common Equity Tier 1 ratio of 14.25%, coupled with a diverse and granular credit portfolio and a sizable liquidity position, continues to enable us to navigate this challenging economy from a position of strength.”

Third Quarter 2020 Results

(All comparisons refer to the second quarter of 2020, except as noted)

Net income totaled $27.9 million during the third quarter of 2020, or $0.90 per diluted share, an increase of $10.2 million, or 57.5%. Adjusting for banking center consolidation-related expenses, net income totaled $28.2 million, or $0.91 per diluted share, an increase of $9.2 million, or 48.4%. The return on average tangible assets was 1.76%, compared to 1.16% in the prior quarter, and the return on average tangible common equity was 16.49%, compared to 10.98%, in the prior quarter. The adjusted return on average tangible assets was 1.78%, compared to 1.25% in the prior quarter, and the adjusted return on average tangible common equity was 16.69%, compared to 11.78% during the second quarter.

Net Interest Income

Fully taxable equivalent net interest income totaled $48.0 million, decreasing $0.6 million, driven by lower earning asset yields due to changes in the mix of earning assets. The fully taxable equivalent net interest margin narrowed 18 basis points from the prior quarter to 3.21%, 13 basis points of which was driven by elevated cash balances. The yield on earning assets decreased 25 basis points due to the excess cash liquidity and the continued impact of the decline in short-term interest rates. Our cost of funds decreased by 10 basis points to 0.55%.

Loans

Total loans ended the quarter at $4.6 billion, decreasing $226.3 million, or 18.8% annualized. During the quarter, we took a very careful approach to extending new credit as well as continuing an intense focus on managing credit risk and yield. This led to third quarter loan originations of $132.9 million, which were more than offset by higher levels of paydowns and payoffs. We continue to maintain a granular and well diversified loan portfolio with self-imposed concentration limits. In light of the strain placed on industries by the COVID-19 pandemic, we have carefully evaluated and continue to closely monitor our entire loan portfolio. We have highlighted our current highly impacted industries and COVID-19 related loan modifications within the accompanying Supplemental Disclosure.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $1.2 million was recorded during the quarter under the CECL model and included a $0.2 million provision for unfunded loan commitment reserves. Annualized net charge-offs improved to 0.04% of total loans, compared to 0.05% in the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) decreased during the quarter, and the ratio of non-performing loans to total loans improved one basis point to 0.41%. The allowance for credit losses as a percentage of total loans increased eight basis points to 1.34% at September 30, 2020. Excluding PPP loans, non-performing loans remained at 0.45% of total loans, and the allowance for credit losses as a percentage of totals loans increased nine basis points to 1.45% at September 30, 2020.

Deposits

Average transaction deposits (defined as total deposits less time deposits) increased $316.6 million, or 30.3% annualized, and average total deposits increased $306.8 million, or 23.4% annualized, to $5.5 billion as of September 30, 2020. Average non-interest bearing demand deposits increased $78.4 million, and average interest-bearing demand, savings and money market deposits increased $238.2 million. The mix of transaction deposits to total deposits improved 114 basis points to 81.7% at September 30, 2020. The loan to deposit ratio totaled 81.1% at September 30, 2020, compared to 88.3% at June 30, 2020.

The cost of transaction deposits decreased one basis point from the prior quarter to 0.18%. The cost of total deposits decreased seven basis points from the prior quarter to 0.40%, and the total cost of funds decreased 10 basis points.

Non-Interest Income

Non-interest income totaled $44.5 million during the third quarter, representing an increase of $5.7 million, or 14.7%. Mortgage banking income reached a quarterly record of $34.9 million, an increase of $4.3 million. Service charges and bank card fees increased a combined $1.0 million, and other non-interest income increased $0.3 million.

Non-Interest Expense

Non-interest expense totaled $55.3 million during the third quarter, representing an increase of $1.6 million, due to higher mortgage banking performance-related compensation. Banking center consolidation-related expenses of $0.4 million were recorded during the third quarter as compared to $1.7 million during the prior quarter. The consolidations of 12 banking centers were announced in the second quarter of 2020 and are expected to be substantially completed by year end. The fully taxable equivalent efficiency ratio improved to 59.5% at September 30, 2020, compared to 61.1% at June 30, 2020. Adjusting for banking center consolidation-related expense, the fully taxable equivalent efficiency ratio improved 16 basis points to 59.0% at September 30, 2020.

Income tax expense totaled $6.8 million during the third quarter, compared to $4.4 million during the prior quarter. The effective tax rate was 19.7% and 20.0% for the third and second quarters, respectively.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio at September 30, 2020 for the consolidated company and NBH Bank was 10.60% and 9.23%, respectively. Shareholders’ equity totaled $799.4 million at September 30, 2020 and increased $22.4 million from the prior quarter due to higher retained earnings.

Common book value per share increased $0.71 to $26.13 at September 30, 2020. The quarter’s earnings, net of dividends paid, increased the tangible common book value per share by $0.73 to $22.40 at September 30, 2020. Excluding accumulated other comprehensive income, the tangible book value per share increased $0.77 to $22.04 at September 30, 2020.

Recent Events

The COVID-19 pandemic has caused substantial disruption to the communities we serve and has changed the way we live and work.  We continue to remain committed to ensuring our associates, clients and communities are receiving the support they need during these challenging times. All of our banking centers remain operational through our drive-thru services and on an appointment-only basis in the lobbies. We have continued to leverage our digital banking platform with our clients. Our teams have been working diligently to support our clients who are experiencing financial hardship due to COVID-19 through participation in the SBA’s Paycheck Protection Program, including assistance with PPP loan forgiveness applications, and loan modifications, as needed. The length of the pandemic and the efficacy of the extraordinary government-mandated measures that have been put into place to address it are unknown, but have already had, and are likely to continue to have, a significantly negative impact to the U.S. labor market, consumer spending and business operations.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2019, except as noted)

Net income totaled a record $61.4 million during the first nine months of 2020, or $1.97 per diluted share, an increase of $0.6 million. Adjusting for banking center consolidation-related expenses, net income totaled $63.1 million, or $2.03 per diluted share, an increase of $1.5 million. The return on average tangible assets was 1.36%, compared to 1.45% in the prior period, and the return on average tangible common equity was 12.47%, compared to 13.43%, in the prior period. The adjusted return on average tangible assets was 1.39%, compared to 1.46% in the prior period, and the adjusted return on average tangible common equity was 12.80%, compared to 13.58% during the prior period.

Fully taxable equivalent net interest income totaled $148.2 million, decreasing $11.0 million, or 6.9%. Average earning assets increased $346.4 million, or 6.5%, primarily driven by average loan growth of $339.0 million, including average PPP loan growth of $210.7 million, partially offset by a decrease in average investment securities of $147.7 million. The fully taxable equivalent net interest margin narrowed 50 basis points to 3.48% due to lower earning asset yields. The yield on earning assets decreased 71 basis points, led by an 83 basis point decrease in the originated loan portfolio yields that resulted from a decline in short-term interest rates as a result of monetary policy actions by the Federal Reserve. The cost of funds decreased 27 basis points to 0.69%.

Loans outstanding totaled $4.6 billion and increased $154.2 million, or 3.5%, led by PPP loans of $348.3 million that were partially offset by lower commercial and industrial loans of $151.5 million, or 10.8%. New loan originations over the trailing 12 months totaled $1.2 billion, led by commercial loan originations of $812.6 million, which included PPP loan originations of $358.9 million.

Average non-interest bearing demand deposits increased $210.8 million, or 18.3%. Average transaction deposits increased $510.3 million, or 14.3%, and average total deposits increased $479.8 million, or 10.3%, to $5.1 billion as of September 30, 2020. Spot transaction deposits increased $922.8 million to $4.6 billion at September 30, 2020, improving the mix of transaction deposits to total deposits by 420 basis points to 81.7% at September 30, 2020. The mix of non-interest bearing demand deposits to total deposits improved 117 basis points to 27.3% at September 30, 2020.

A CECL model driven provision for loan losses of $17.6 million was recorded during the first nine months of 2020, including a $0.1 million provision for unfunded loan commitment reserves, to provide coverage for the impact of deteriorating economic conditions as a result of COVID-19. Annualized net charge-offs on loans totaled 0.04% of total loans, compared to 0.23% in the prior period. Non-performing loans to total loans decreased 17 basis points to 0.41%, compared to 0.58% at September 30, 2019. The allowance for credit losses totaled 1.34% of total loans, compared to 0.88% at September 30, 2019 and included a CECL adoption day 1 increase of $5.8 million. Excluding PPP loans, the allowance for credit losses as a percentage of total loans increased 57 basis points to 1.45% at September 30, 2020.

Non-interest income totaled $106.9 million, representing an increase of $44.4 million, or 71.1%, driven by an increase in mortgage banking income. Service charges and bank card fees decreased a combined $2.3 million and other non-interest income decreased $0.5 million.

Non-interest expense totaled $157.8 million, representing an increase of $23.1 million, or 17.2%. Mortgage banking commissions increased by $12.9 million, and banking center consolidation-related expense totaled $2.1 million compared to $0.9 million during the prior period. Other non-interest expense decreased by $1.3 million largely due to a decrease in FDIC deposit insurance fees and marketing and development expense. Additionally, included in the prior period were net gains on the sale of OREO of $7.2 million, compared to minimal net gains on the sale of OREO recorded in 2020.

Income tax expense totaled $14.5 million, compared to $12.0 million during the first nine months of 2019. Included in income tax expense was $0.1 million of expense during the first nine months of 2020 and $2.2 million of benefit during the first nine months of 2019 from stock compensation activity. Adjusting for stock compensation activity, the effective tax rate for the first nine months of 2020 was 18.9%, compared to 19.4% in the prior period. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 21, 2020. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 2471788 and asking for the NBHC Third Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through November 4, 2020, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 2471788. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 97 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. NBH Bank operates under the following brand names: Community Banks of Colorado and Community Banks Mortgage, a division of NBH Bank, in Colorado, Bank Midwest and Bank Midwest Mortgage in Kansas and Missouri, and Hillcrest Bank and Hillcrest Bank Mortgage in Texas, Utah and New Mexico.  Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase or our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Angela Petrucci, Chief Administrative Officer, (720) 529-3349, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Total interest and dividend income	$52,302	$53,744	$61,372	$164,714	$182,985
Total interest expense	5,587	6,416	9,587	20,324	27,543
Net interest income	46,715	47,328	51,785	144,390	155,442
Taxable equivalent adjustment	1,275	1,301	1,264	3,843	3,775
Net interest income FTE(1)	47,990	48,629	53,049	148,233	159,217
Provision for loan losses	1,200	10,271	5,690	17,630	10,463
Net interest income after provision for loan losses FTE(1)	46,790	38,358	47,359	130,603	148,754
Non-interest income:
Service charges	3,742	3,094	4,617	10,962	13,479
Bank card fees	4,039	3,654	3,752	11,206	10,946
Mortgage banking income	34,943	30,630	14,702	79,246	32,037
Other non-interest income	1,733	1,459	1,661	5,384	5,861
OREO-related income	75	—	27	103	147
Total non-interest income	44,532	38,837	24,759	106,901	62,470
Non-interest expense:
Salaries and benefits	38,614	36,457	33,522	108,251	92,079
Occupancy and equipment	6,878	7,078	6,825	20,854	20,428
Professional fees	714	759	743	2,082	2,598
Other non-interest expense	7,443	6,778	7,422	21,222	22,498
Problem asset workout	1,064	629	602	2,341	2,450
(Gain) loss on sale of OREO, net	(119)	55	(6,514)	(25)	(7,200)
Core deposit intangible asset amortization	295	296	295	887	887
Banking center consolidation-related expense	432	1,708	898	2,140	898
Total non-interest expense	55,321	53,760	43,793	157,752	134,638

Income before income taxes FTE(1)	36,001	23,435	28,325	79,752	76,586
Taxable equivalent adjustment	1,275	1,301	1,264	3,843	3,775
Income before income taxes	34,726	22,134	27,061	75,909	72,811
Income tax expense	6,833	4,429	5,419	14,487	11,965
Net income	$27,893	$17,705	$21,642	$61,422	$60,846
Earnings per share - basic	$0.91	$0.57	$0.69	$1.99	$1.95
Earnings per share - diluted	0.90	0.57	0.69	1.97	1.93

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
ASSETS
Cash and cash equivalents	$445,103	$142,385	$110,190	$116,919
Investment securities available-for-sale	572,523	610,735	638,249	661,129
Investment securities held-to-maturity	320,001	215,183	182,884	189,982
Non-marketable securities	29,598	30,188	29,751	27,277
Loans	4,556,121	4,782,383	4,415,406	4,401,917
Allowance for credit losses	(60,979)	(60,465)	(39,064)	(38,710)
Loans, net	4,495,142	4,721,918	4,376,342	4,363,207
Loans held for sale	273,003	204,856	117,444	204,602
Other real estate owned	4,590	6,491	7,300	7,904
Premises and equipment, net	108,860	110,019	112,151	110,692
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	15,017	12,175	11,361	11,578
Other assets	221,812	216,454	194,813	181,733
Total assets	$6,600,676	$6,385,431	$5,895,512	$5,990,050
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,533,676	$1,502,948	$1,184,945	$1,237,189
Interest bearing demand deposits	976,133	955,951	738,496	681,113
Savings and money market	2,079,585	1,903,427	1,755,538	1,748,257
Total transaction deposits	4,589,394	4,362,326	3,678,979	3,666,559
Time deposits	1,027,066	1,051,563	1,058,153	1,067,301
Total deposits	5,616,460	5,413,889	4,737,132	4,733,860
Securities sold under agreements to repurchase	23,904	24,504	56,935	62,735
Federal Home Loan Bank advances	—	15,000	207,675	303,897
Other liabilities	160,955	155,071	126,850	136,232
Total liabilities	5,801,319	5,608,464	5,128,592	5,236,724
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,010,145	1,008,773	1,009,223	1,007,628
Retained earnings	202,238	180,537	164,082	150,866
Treasury stock	(424,621)	(425,053)	(408,962)	(408,770)
Accumulated other comprehensive income, net of tax	11,080	12,195	2,062	3,087
Total shareholders' equity	799,357	776,967	766,920	753,326
Total liabilities and shareholders' equity	$6,600,676	$6,385,431	$5,895,512	$5,990,050
SHARE DATA
Average basic shares outstanding	30,756,116	30,731,758	31,299,989	31,281,970
Average diluted shares outstanding	30,924,223	30,857,606	31,525,911	31,508,999
Ending shares outstanding	30,594,412	30,569,011	31,176,627	31,169,086
Common book value per share	$26.13	$25.42	$24.60	$24.17
Tangible common book value per share(1) (non-GAAP)	22.40	21.67	20.89	20.45
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	22.04	21.27	20.83	20.35
CAPITAL RATIOS
Average equity to average assets	12.22%	12.21%	12.91%	12.79%
Tangible common equity to tangible assets(1)	10.57%	10.56%	11.27%	10.85%
Tier 1 leverage ratio	10.60%	10.53%	11.04%	10.89%
Common equity tier 1 risk-based capital ratio	14.25%	13.21%	13.21%	12.93%
Total risk-based capital ratio	15.40%	14.26%	14.08%	13.79%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2020		September 30, 2020
			vs. June 30, 2020		vs. September 30, 2019
	September 30, 2020	June 30, 2020	% Change	September 30, 2019	% Change
Originated:
Commercial:
Commercial and industrial	$1,228,550	$1,360,679	(9.7)%	$1,369,615	(10.3)%
Municipal and non-profit	883,065	912,287	(3.2)%	843,763	4.7%
Owner-occupied commercial real estate	460,487	455,846	1.0%	378,956	21.5%
Food and agribusiness	210,818	213,789	(1.4)%	230,869	(8.7)%
PPP loans(1)	348,257	348,689	(0.1)%	—	100.0%
Total commercial	3,131,177	3,291,290	(4.9)%	2,823,203	10.9%
Commercial real estate non-owner occupied	515,415	540,412	(4.6)%	501,771	2.7%
Residential real estate	614,449	631,032	(2.6)%	659,246	(6.8)%
Consumer	20,196	20,370	(0.9)%	21,378	(5.5)%
Total originated	4,281,237	4,483,104	(4.5)%	4,005,598	6.9%

Acquired:
Commercial:
Commercial and industrial	23,984	27,461	(12.7)%	34,409	(30.3)%
Municipal and non-profit	576	593	(2.9)%	3,939	(85.4)%
Owner-occupied commercial real estate	55,929	65,052	(14.0)%	78,297	(28.6)%
Food and agribusiness	5,740	6,237	(8.0)%	8,618	(33.4)%
Total commercial	86,229	99,343	(13.2)%	125,263	(31.2)%
Commercial real estate non-owner occupied	101,672	101,412	0.3%	139,410	(27.1)%
Residential real estate	86,478	97,982	(11.7)%	130,831	(33.9)%
Consumer	505	542	(6.8)%	815	(38.0)%
Total acquired	274,884	299,279	(8.2)%	396,319	(30.6)%
Total loans	$4,556,121	$4,782,383	(4.7)%	$4,401,917	3.5%

(1)	PPP loan balances are net of fees and costs and include principal totaling $356,913.

Originations(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2020	2020	2020	2019	2019
Commercial:
Commercial and industrial	$11,354	$(8,726)	$118,999	$69,048	$144,554
Municipal and non-profit	6,083	49,679	13,968	46,114	31,482
Owner occupied commercial real estate	23,758	22,078	37,372	46,965	16,149
Food and agribusiness	13,876	(10,480)	(6,787)	20,348	(4,894)
PPP loans	122	358,798	—	—	—
Total commercial	55,193	411,349	163,552	182,475	187,291
Commercial real estate non-owner occupied	24,937	18,992	80,792	41,256	79,929
Residential real estate	49,786	29,024	46,273	43,493	49,022
Consumer	2,980	2,206	2,320	2,315	2,986
Total	$132,896	$461,571	$292,937	$269,539	$319,228

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were ($27,899), ($55,826), $48,789, $1,756 and $37,062 as of the third quarter 2020, second quarter 2020, first quarter 2020, fourth quarter 2019, and third quarter 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,343,335	$40,973	3.75%	$4,432,725	$42,440	3.85%	$3,886,503	$46,736	4.77%
Acquired loans	284,653	6,593	9.21%	312,723	6,722	8.65%	425,079	8,907	8.31%
Loans held for sale	230,390	1,683	2.91%	157,887	1,310	3.34%	139,281	1,328	3.78%
Investment securities available-for-sale	559,330	2,784	1.99%	607,132	3,050	2.01%	687,989	3,696	2.15%
Investment securities held-to-maturity	242,511	1,253	2.07%	189,360	1,201	2.54%	199,519	1,384	2.77%
Other securities	29,640	221	2.98%	30,087	310	4.12%	27,227	418	6.14%
Interest earning deposits and securities purchased under agreements to resell	254,931	70	0.11%	36,758	12	0.13%	19,809	167	3.34%
Total interest earning assets FTE(2)	$5,944,790	$53,577	3.59%	$5,766,672	$55,045	3.84%	$5,385,407	$62,636	4.61%
Cash and due from banks	$73,274			$76,041			$76,866
Other assets	525,324			532,867			443,724
Allowance for credit losses	(60,372)			(56,984)			(40,212)
Total assets	$6,483,016			$6,318,596			$5,865,785
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,957,604	$1,990	0.27%	$2,719,433	$1,951	0.29%	$2,438,399	$3,609	0.59%
Time deposits	1,038,983	3,501	1.34%	1,048,772	4,136	1.59%	1,073,140	4,365	1.61%
Securities sold under agreements to repurchase	22,667	10	0.18%	23,485	18	0.31%	65,722	204	1.23%
Federal Home Loan Bank advances	1,141	86	29.99%	163,263	311	0.77%	231,926	1,409	2.41%
Total interest bearing liabilities	$4,020,395	$5,587	0.55%	$3,954,953	$6,416	0.65%	$3,809,187	$9,587	1.00%
Demand deposits	$1,515,058			$1,436,671			$1,193,357
Other liabilities	155,205			155,379			112,927
Total liabilities	5,690,658			5,547,003			5,115,471
Shareholders' equity	792,358			771,593			750,314
Total liabilities and shareholders' equity	$6,483,016			$6,318,596			$5,865,785
Net interest income FTE(2)		$47,990			$48,629			$53,049
Interest rate spread FTE(2)			3.04%			3.19%			3.61%
Net interest earning assets	$1,924,395			$1,811,719			$1,576,220
Net interest margin FTE(2)			3.21%			3.39%			3.91%
Average transaction deposits	$4,472,662			$4,156,104			$3,631,756
Average total deposits	5,511,645			5,204,876			4,704,896
Ratio of average interest earning assets to average interest bearing liabilities	147.87%			145.81%			141.38%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,275, $1,301 and $1,264 for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2020			For the nine months ended September 30, 2019
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,273,332	$128,392	4.01%	$3,782,765	$137,036	4.84%
Acquired loans	313,555	22,194	9.45%	465,165	28,467	8.18%
Loans held for sale	163,980	3,929	3.20%	90,143	2,750	4.08%
Investment securities available-for-sale	597,654	9,229	2.06%	737,744	12,059	2.18%
Investment securities held-to-maturity	207,107	3,689	2.37%	214,696	4,568	2.84%
Other securities	29,826	945	4.22%	27,513	1,299	6.30%
Interest earning deposits and securities purchased under agreements to resell	105,430	179	0.23%	26,468	581	2.93%
Total interest earning assets FTE(2)	$5,690,884	$168,557	3.96%	$5,344,494	$186,760	4.67%
Cash and due from banks	$74,694			$76,863
Other assets	510,941			424,271
Allowance for credit losses	(54,077)			(37,939)
Total assets	$6,222,442			$5,807,689
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,725,572	$6,829	0.33%	$2,426,136	$10,176	0.56%
Time deposits	1,048,116	12,075	1.54%	1,078,549	12,062	1.50%
Securities sold under agreements to repurchase	30,322	125	0.55%	61,313	519	1.13%
Federal Home Loan Bank advances	127,456	1,295	1.36%	258,348	4,786	2.48%
Total interest bearing liabilities	$3,931,466	$20,324	0.69%	$3,824,346	$27,543	0.96%
Demand deposits	$1,363,556			$1,152,718
Other liabilities	147,929			101,724
Total liabilities	5,442,951			5,078,788
Shareholders' equity	779,491			728,901
Total liabilities and shareholders' equity	$6,222,442			$5,807,689
Net interest income FTE(2)		$148,233			$159,217
Interest rate spread FTE(2)			3.27%			3.71%
Net interest earning assets	$1,759,418			$1,520,148
Net interest margin FTE(2)			3.48%			3.98%
Average transaction deposits	$4,089,128			$3,578,854
Average total deposits	5,137,244			4,657,403
Ratio of average interest earning assets to average interest bearing liabilities	144.75%			139.75%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $3,843 and $3,775 for the nine months ended September 30, 2020 and September 30, 2019, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	September 30, 2020	June 30, 2020	September 30, 2019
Beginning allowance for credit losses	$60,465	$50,956	$40,082
Charge-offs	(619)	(852)	(7,101)
Recoveries	133	236	39
Provision	1,000	10,125	5,690
Ending allowance for credit losses ("ACL")	$60,979	$60,465	$38,710
Ratio of annualized net charge-offs to average total loans during the period	0.04%	0.05%	0.65%
Ratio of annualized net charge-offs to average total loans excluding PPP loans during the period	0.04%	0.05%	0.65%
Ratio of ACL to total loans outstanding at period end	1.34%	1.26%	0.88%
Ratio of ACL to total loans outstanding excluding PPP loans at period end	1.45%	1.36%	0.88%
Ratio of ACL to total non-performing loans at period end	322.95%	302.34%	152.41%
Total loans	$4,556,121	$4,782,383	$4,401,917
Average total loans during the period	4,677,630	4,794,466	4,329,590
Average total loans excluding PPP loans during the period	4,329,458	4,512,010	4,329,590
Total non-performing loans	18,882	19,999	25,398

Past Due and Non-accrual Loans

	September 30, 2020	June 30, 2020	September 30, 2019
Loans 30-89 days past due and still accruing interest	$6,587	$3,932	$6,723
Loans 90 days past due and still accruing interest	161	2,444	1,968
Non-accrual loans	18,882	19,999	25,398
Total past due and non-accrual loans	$25,630	$26,375	$34,089
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.42%	0.47%	0.62%

Asset Quality Data

	September 30, 2020	June 30, 2020	September 30, 2019
Non-performing loans	$18,882	$19,999	$25,398
OREO	4,590	6,491	7,904
Total non-performing assets	$23,472	$26,490	$33,302
Accruing restructured loans	$21,786	$20,284	$7,384
Total non-performing loans to total loans	0.41%	0.42%	0.58%
Total non-performing loans to total loans excluding PPP loans	0.45%	0.45%	0.58%
Total non-performing assets to total loans and OREO	0.51%	0.55%	0.76%
Total non-performing assets to total loans and OREO excluding PPP loans	0.56%	0.60%	0.76%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Key Ratios(1)
Return on average assets	1.71%	1.13%	1.46%	1.32%	1.40%
Return on average tangible assets(2)	1.76%	1.16%	1.51%	1.36%	1.45%
Return on average tangible assets, adjusted(2)	1.78%	1.25%	1.56%	1.39%	1.46%
Return on average equity	14.00%	9.23%	11.44%	10.53%	11.16%
Return on average tangible common equity(2)	16.49%	10.98%	13.68%	12.47%	13.43%
Return on average tangible common equity, adjusted(2)	16.69%	11.78%	14.11%	12.80%	13.58%
Loan to deposit ratio (end of period)	81.12%	88.34%	92.99%	81.12%	92.99%
Non-interest bearing deposits to total deposits (end of period)	27.31%	27.76%	26.13%	27.31%	26.13%
Net interest margin(4)	3.13%	3.30%	3.81%	3.39%	3.89%
Net interest margin FTE(2)(4)	3.21%	3.39%	3.91%	3.48%	3.98%
Interest rate spread FTE(2)(5)	3.04%	3.19%	3.61%	3.27%	3.71%
Yield on earning assets(3)	3.50%	3.75%	4.52%	3.87%	4.58%
Yield on earning assets FTE(2)(3)	3.59%	3.84%	4.61%	3.96%	4.67%
Cost of interest bearing liabilities(3)	0.55%	0.65%	1.00%	0.69%	0.96%
Cost of deposits	0.40%	0.47%	0.67%	0.49%	0.64%
Non-interest income to total revenue FTE(2)	48.13%	44.40%	31.82%	41.90%	28.18%
Non-interest expense to average assets	3.39%	3.42%	2.96%	3.39%	3.10%
Non-interest expense to average assets, adjusted(2)	3.37%	3.31%	2.90%	3.34%	3.08%
Efficiency ratio	60.30%	62.05%	56.83%	62.42%	61.38%
Efficiency ratio FTE(2)	59.47%	61.13%	55.90%	61.48%	60.33%
Efficiency ratio FTE, adjusted(2)	59.01%	59.17%	54.75%	60.64%	59.93%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.41%	0.42%	0.58%	0.41%	0.58%
Non-performing loans to total loans excluding PPP loans	0.45%	0.45%	0.58%	0.45%	0.58%
Non-performing assets to total loans and OREO	0.51%	0.55%	0.76%	0.51%	0.76%
Non-performing assets to total loans and OREO excluding PPP loans	0.56%	0.60%	0.76%	0.56%	0.76%
Allowance for credit losses to total loans	1.34%	1.26%	0.88%	1.34%	0.88%
Allowance for credit losses to total loans excluding PPP loans	1.45%	1.36%	0.88%	1.45%	0.88%
Allowance for credit losses to non-performing loans	322.95%	302.34%	152.41%	322.95%	152.41%
Net charge-offs to average loans(1)	0.04%	0.05%	0.65%	0.04%	0.23%

(1)	Quarter-to-date ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
Total shareholders' equity	$799,357	$776,967	$766,920	$753,326
Less: goodwill and core deposit intangible assets, net	(122,871)	(123,166)	(123,758)	(124,054)
Add: deferred tax liability related to goodwill	8,927	8,698	8,241	8,012
Tangible common equity (non-GAAP)	$685,413	$662,499	$651,403	$637,284

Total assets	$6,600,676	$6,385,431	$5,895,512	$5,990,050
Less: goodwill and core deposit intangible assets, net	(122,871)	(123,166)	(123,758)	(124,054)
Add: deferred tax liability related to goodwill	8,927	8,698	8,241	8,012
Tangible assets (non-GAAP)	$6,486,732	$6,270,963	$5,779,995	$5,874,008

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.11%	12.17%	13.01%	12.58%
Less: impact of goodwill and core deposit intangible assets, net	(1.54)%	(1.61)%	(1.74)%	(1.73)%
Tangible common equity to tangible assets (non-GAAP)	10.57%	10.56%	11.27%	10.85%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$685,413	$662,499	$651,403	$637,284
Divided by: ending shares outstanding	30,594,412	30,569,011	31,176,627	31,169,086
Tangible common book value per share (non-GAAP)	$22.40	$21.67	$20.89	$20.45

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$685,413	$662,499	$651,403	$637,284
Accumulated other comprehensive income, net of tax	(11,080)	(12,195)	(2,062)	(3,087)
Tangible common book value, excluding accumulated other comprehensive income, net of tax (non-GAAP)	674,333	650,304	649,341	634,197
Divided by: ending shares outstanding	30,594,412	30,569,011	31,176,627	31,169,086
Tangible common book value per share, excluding accumulated other comprehensive income, net of tax (non-GAAP)	$22.04	$21.27	$20.83	$20.35

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net income	$27,893	$17,705	$21,642	$61,422	$60,846
Add: impact of core deposit intangible amortization expense, after tax	226	227	224	680	674
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$28,119	$17,932	$21,866	$62,102	$61,520

Average assets	$6,483,016	$6,318,596	$5,865,785	$6,222,442	$5,807,689
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(114,122)	(114,631)	(116,188)	(114,406)	(116,481)
Average tangible assets (non-GAAP)	$6,368,894	$6,203,965	$5,749,597	$6,108,036	$5,691,208

Average shareholders' equity	$792,358	$771,593	$750,314	$779,491	$728,901
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(114,122)	(114,631)	(116,188)	(114,406)	(116,481)
Average tangible common equity (non-GAAP)	$678,236	$656,962	$634,126	$665,085	$612,420

Return on average assets	1.71%	1.13%	1.46%	1.32%	1.40%
Return on average tangible assets (non-GAAP)	1.76%	1.16%	1.51%	1.36%	1.45%
Return on average equity	14.00%	9.23%	11.44%	10.53%	11.16%
Return on average tangible common equity (non-GAAP)	16.49%	10.98%	13.68%	12.47%	13.43%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest income	$52,302	$53,744	$61,372	$164,714	$182,985
Add: impact of taxable equivalent adjustment	1,275	1,301	1,264	3,843	3,775
Interest income FTE (non-GAAP)	$53,577	$55,045	$62,636	$168,557	$186,760

Net interest income	$46,715	$47,328	$51,785	$144,390	$155,442
Add: impact of taxable equivalent adjustment	1,275	1,301	1,264	3,843	3,775
Net interest income FTE (non-GAAP)	$47,990	$48,629	$53,049	$148,233	$159,217

Average earning assets	$5,944,790	$5,766,672	$5,385,407	$5,690,884	$5,344,494
Yield on earning assets	3.50%	3.75%	4.52%	3.87%	4.58%
Yield on earning assets FTE (non-GAAP)	3.59%	3.84%	4.61%	3.96%	4.67%
Net interest margin	3.13%	3.30%	3.81%	3.39%	3.89%
Net interest margin FTE (non-GAAP)	3.21%	3.39%	3.91%	3.48%	3.98%

Efficiency Ratio

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net interest income	$46,715	$47,328	$51,785	$144,390	$155,442
Add: impact of taxable equivalent adjustment	1,275	1,301	1,264	3,843	3,775
Net interest income, FTE (non-GAAP)	$47,990	$48,629	$53,049	$148,233	$159,217

Non-interest income	$44,532	$38,837	$24,759	$106,901	$62,470

Non-interest expense	$55,321	$53,760	$43,793	$157,752	$134,638
Less: core deposit intangible asset amortization	(295)	(296)	(295)	(887)	(887)
Non-interest expense, adjusted for core deposit intangible asset amortization	$55,026	$53,464	$43,498	$156,865	$133,751

Non-interest expense, adjusted for core deposit intangible asset amortization	$55,026	$53,464	$43,498	$156,865	$133,751
Banking center consolidation-related expense	(432)	(1,708)	(898)	(2,140)	(898)
Adjusted non-interest expense (non-GAAP)	$54,594	$51,756	$42,600	$154,725	$132,853

Efficiency ratio	60.30%	62.05%	56.83%	62.42%	61.38%
Efficiency ratio FTE (non-GAAP)	59.47%	61.13%	55.90%	61.48%	60.33%
Adjusted efficiency ratio FTE (non-GAAP)	59.01%	59.17%	54.75%	60.64%	59.93%

Adjusted Financial Results

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Adjustments to net income:
Net income	$27,893	$17,705	$21,642	$61,422	$60,846
Adjustments(1)	331	1,310	689	1,641	689
Adjusted net income (non-GAAP)	$28,224	$19,015	$22,331	$63,063	$61,535

Adjustments to earnings per share:
Earnings per share - diluted	$0.90	$0.57	$0.69	$1.97	$1.93
Adjustments(1)	0.01	0.05	0.02	0.06	0.02
Adjusted earnings per share - diluted (non-GAAP)	$0.91	$0.62	$0.71	$2.03	$1.95

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$28,224	$19,015	$22,331	$63,063	$61,535
Add: impact of core deposit intangible amortization expense, after tax	226	227	224	680	674
Net income adjusted for impact of core deposit intangible amortization expense, after tax	28,450	19,242	22,555	63,743	62,209
Average tangible assets (non-GAAP)	6,368,894	6,203,965	5,749,597	6,108,036	5,691,208
Adjusted return on average tangible assets (non-GAAP)	1.78%	1.25%	1.56%	1.39%	1.46%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$28,450	$19,242	$22,555	$63,743	$62,209
Average tangible common equity (non-GAAP)	678,236	656,962	634,126	665,085	612,420
Adjusted return on average tangible common equity (non-GAAP)	16.69%	11.78%	14.11%	12.80%	13.58%

Adjustments to non-interest expense:
Non-interest expense	$55,321	$53,760	$43,793	$157,752	$134,638
Adjustments(1)	432	1,708	898	2,140	898
Adjusted non-interest expense (non-GAAP)	54,889	52,052	42,895	155,612	133,740
Non-interest expense to average assets, adjusted (non-GAAP)	3.37%	3.31%	2.90%	3.34%	3.08%

(1) Adjustments:
Non-interest expense adjustments:
Banking center consolidation-related expense	$432	$1,708	$898	$2,140	$898
Tax expense impact	(101)	(398)	(209)	(499)	(209)
Adjustments (non-GAAP)	$331	$1,310	$689	$1,641	$689